EXHIBIT 10.42

WARRANT PURCHASE AGREEMENT

by and between

DIGITAL DOMAIN MEDIA GROUP, INC.
(the “Company”)

and

COMVEST CAPITAL II LP
(“Purchaser”)

June 30, 2011

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”) is made and entered into as of June 30, 2011, by and between Digital Domain Media Group, Inc., a Florida corporation (the “Company”), and Comvest Capital II LP (“Purchaser”).

WITNESSETH:

WHEREAS, upon the closing of the transactions contemplated herein, Purchaser will acquire all of the rights of LPB under a certain Amended and Restated Lydian Promissory Note, dated as of September 30, 2010, as amended to date (the “Term Note”); and

WHEREAS, upon the closing of the transactions contemplated herein, Purchaser will enter into a Credit Agreement with the Company (the “Credit Agreement”); and

WHEREAS, it is a condition precedent to Purchaser’s acquisition of LPB’s interest in the Term Note and Purchaser’s entering into the Credit Agreement that the Company enter into this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, contract and agree as follows:

ARTICLE I. PURCHASE AND SALE OF WARRANTS

Section 1.1.     Sale and Issuance. The Company shall sell and issue to Purchaser at the Closing (as hereinafter defined) a warrant (“Warrant”) to purchase a number of shares of its Common Stock, $0.01 par value (“Common Stock”) equal to two percent of the Company’s fully diluted Common Stock outstanding. The Warrant shall be in the form of Exhibit A attached hereto and incorporated herein. All shares of Common Stock to be purchased pursuant to the Warrant shall have the rights, privileges and preferences as set forth in the Company’s Articles of Incorporation (the “Certificate”). The shares of Common Stock or Other Securities into which the Warrant will be exercisable upon payment of the purchase price as set forth in the Warrant are referred to herein as the “Warrant Shares.”

Section 1.2.     Purchase. Subject to the terms and conditions set forth herein, for and in consideration of the sale and issuance of the Warrant, Purchaser hereby agrees to enter into the Credit Agreement.

ARTICLE II. CLOSING DATE; DELIVERY

Section 2.1.     Closing Date. The closing (“Closing”) of the purchase and sale of the Warrant hereunder shall be held simultaneously with the closing of the transactions contemplated by the Credit Agreement (the “Closing Date”) or at such other time and place upon which the Company and Purchaser shall agree.

Section 2.2.     Delivery. At the Closing, the Company will deliver to Purchaser the duly executed Warrant registered in the name of Purchaser, together with delivery by the Company of such other documents, certificates and opinions of counsel as may be required to be delivered by the Company to Purchaser as a condition to Purchaser’s consummation of this Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1.     Representations and Warranties of the Company. In order to induce Purchaser to enter into this Agreement and to extend the loans contemplated by the Credit Agreement, the Company hereby represents and warrants to Purchaser and each subsequent holder of Warrants, as follows:

(a)     Organization and Standing; Certificate and By-Laws. The Company is a corporation legally incorporated, duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Company owns or leases property or in which the failure to be so qualified would have a material adverse affect on the Company’s business as currently conducted. The Company has furnished Purchaser with a true, correct and complete copy of its Certificate and By-Laws, containing all amendments through the Closing Date.

(b)    Corporate Power. The Company has, and will have at the Closing and at all times during which the Warrant is exercisable, all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Warrant hereunder, to issue the Warrant Shares upon exercise of the Warrant and to carry out and perform its obligations under the terms of this Agreement and the Warrant.

(c)     Authorization. All corporate action necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Warrant and (upon exercise of the Warrant) the Warrant Shares and the performance of all of the Company’s obligations hereunder and Warrant have been taken. This Agreement and the Warrant each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by insolvency, bankruptcy, moratorium or other laws affecting the rights of creditors in general. The Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges set forth in the Certificate. Upon issuance upon exercise of the Warrant, the Warrant Shares will be free of any liens, claims or encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided, however, that the Warrant Shares will be subject to restrictions on transfer under state and federal securities laws. The Warrant Shares are not subject to any preemptive rights or rights of first refusal.

(d)     Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 15,090,213 shares are issued and outstanding as of the date hereof and 25,000,000 shares of Series A Preferred Stock, none of which are outstanding on the date hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. The Company has reserved sufficient shares of Common Stock for issuance upon exercise of the Warrant. Other than the Warrant and except as specifically described on Schedule 1, the Company does not have any outstanding capital stock or securities convertible into or exchangeable for any shares of its capital stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding rights or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company. Except as provided in the Warrant or in those securities, rights of subscription, options, commitments, calls, rights or claims described on Schedule 1 , the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence. Other than as described on Schedule 1, the Company is not a party to any agreement (except as set forth in this Agreement) restricting the transfer of any shares of the Company’s capital stock.

(i)      Offering. The offer, sale and issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants, constitute transactions exempt from the registration and prospectus delivery requirements of the federal Securities Act of 1933 (the “Securities Act”) and Chapter 517, Florida Statutes.

Section 3.2.     Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a)      Investment Intent. Purchaser is acquiring the Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands and agrees that the Warrant and (upon exercise of the Warrant) the Warrant Shares have not been registered under the Securities Act or any applicable state securities laws. Purchaser acknowledges that restrictive legends in substantially the following format will be placed on the Warrant Share certificates:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE TRANSFERRING SHAREHOLDER OBTAINS AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

(b)      Organization and Standing. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(c)      Authorization; No Consents. Purchaser has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under this Agreement.

(d)      Due Diligence; Opportunity to Question. Purchaser has had an opportunity to ask questions of and receive answers from the Company, and obtain and review all additional information and documents reasonably deemed necessary by Purchaser, concerning the terms and conditions of the investment in the Warrant and Warrant Shares, as well as the affairs of the Company.

(e)       Investor Status. Purchaser (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and (b) is a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act.

ARTICLE IV. CONDITIONS TO CLOSING

Section 4.1.     Purchaser’s Conditions. Purchaser’s obligations to purchase the Warrant at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser unless specifically consented to in writing:

(a)     Representations and Warranties Correct. The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)     Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

(e)     Consummation of Credit Agreement. The Company shall have satisfied all conditions precedent to the obligation of Purchaser to advance funds under the Credit Agreement in compliance with all applicable laws, without recourse to any provision in the Credit Agreement permitting waiver by Purchaser or the Company, of any term, condition, obligation, covenant or other requirement without the prior written consent of Purchaser.

(f)      Other Acquisitions. Purchaser shall have acquired the Term Note on terms acceptable to Purchaser in its sole discretion.

Section 4.2.     Company’s Conditions. The Company’s obligation to sell and issue the Warrants at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

(a)     Representations. The representations made by Purchaser in Section 3.2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)     Closing of Credit Agreement. The loan contemplated by the Credit Agreement shall have been consummated in accordance with the terms of such Credit Agreement.

ARTICLE V. AFFIRMATIVE COVENANTS OF THE COMPANY

Section 5.1.     Financial Information. The Company will mail to each holder of any of the Warrants or Warrant Shares:

(a)     Reports. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall mail within five days after it would have been required to file with the Commission, financial statements, including notes thereto (and with respect to annual reports, an auditor’s report by a firm of established national reputation), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” both comparable to that which the Company would have been required to include in such annual or quarterly reports, information, documents or other reports if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

Section 5.2.      Rule 144 Reporting. The Company agrees that from and after the date it registers any class of its securities under Section 12(b) or 12(g) of the Exchange Act, it shall:

(a)     Make and keep “adequate public information” available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)     File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)      So long as Purchaser owns any Warrant Shares, furnish to Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements (i) necessary to cause “adequate public information” to be available under Rule 144, and (ii) of the Securities Act and Exchange Act.

Section 5.3.     Piggyback Registration Rights.

(a)     Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to any underwritten offering of any securities of the Company, other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company’s existing security holders (a “Piggyback Registration”), the Company shall in each case give written notice of such proposed filing to each holder of Registrable Shares as soon as practicable, but in no event less than 30 days before the anticipated filing date, and shall include in such registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein within 15 days after the Company’s notice is received. “Registrable Shares” means at any time any shares of Common Stock owned by the holders of the Warrant, whether acquired on the date hereof or hereafter acquired; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to a registration statement filed under the Securities Act which has been declared effective.

(b)     Priority in Piggyback Registrations. If the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in a Piggyback Registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, if any, and (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the holders of other securities requested to be included on the basis of the then number of Registrable Shares and other securities requested to be included by each holder of such securities.

(c)     Each holder of Registrable Shares hereby agrees that he, she or it will not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such holder for a period of time specified by the Company and its underwriter (not to exceed 180 days) following the effective date of a registration statement. Each Holder agrees to execute an agreement relating to such restriction upon the request of the Company or its underwriter, which agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such “lockup” period.

(d)     Notwithstanding anything to the contrary contained herein, this Section 5.3 shall not apply, and the Purchaser and/or holder of Registrable Shares shall have no registration rights, with respect to an initial public offering of the Company’s common stock.

Section 5.4.      Preemptive Rights. Until the date that the Company completes an initial public offering of its Common Stock, if the Company offers (other than in a public offering) Common Stock, Options or Convertible Securities (each as defined in the Warrant), but specifically excluding Excluded Issuances (as defined in the Warrant), Holder shall have the right to participate in such offering. At least 10 business days prior to the closing of such an offering, the Company shall notify the Purchaser of the terms of such offering and, if Purchaser delivers written notice to the Company of its agreement to participate in such offering within 5 business days of receipt of such notice, Purchaser shall be entitled and obligated to acquire its pro-rata share of such offered securities. Purchaser’s pro-rata share shall equal its percentage ownership interest in the Company (the calculation of which shall be made assuming all of Purchaser’s Options and Convertible Securities had been exercised in full).

ARTICLE XI. MISCELLANEOUS

Section 6.1.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF FLORIDA.

Section 6.2.     Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby.

Section 6.3.     Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 6.4.     Entire Agreement, Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

Section 6.5.     Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at: 525 Okeechobee Blvd., Suite 1050, West Palm Beach, Fl 33401 with a copy to Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, Texas 77010, Attention: Artie Howard, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Warrants or Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Warrants or Shares who has so furnished an address to the Company, or (c) if to the Company, to 8881 South US Highway 1 Port St. Lucie, Florida 34952 and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to Purchaser, with a copy to Eavenson & Kairalla, P.L., 2000 PGA Boulevard, Suite 2000, Palm Beach Gardens, Florida 33408, Attention: Bradley B. Eavenson.

Section 6.6.     Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 6.4 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

Section 6.7.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

Section 6.8.     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 6.9.     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

Section 6.10.   Specific Performance. The Company acknowledges that any breaches of the agreements and covenants contained in of this Agreement would cause irreparable injury to Purchaser for which Purchaser would have no adequate remedy at law. In addition to any other remedy that Purchaser may be entitled to, the parties agree that Purchaser shall be entitled to the remedy of specific performance.

The foregoing Agreement is hereby executed as of the date first above written.

DIGITAL DOMAIN MEDIA GROUP, INC.

By	/s/ John Textor
Name: John Textor
Title: CEO

Signature Page to
Warrant Purchase Agreement

COMVEST CAPITAL II, L.P.,

By:	ComVest Capital II Partners L.P.,
its General Partner

By:	ComVest Capital II Partners UGP, LLC,
its General Partner

By:	/s/ Robert O’Sullivan
Name: Robert O’Sullivan
Title: Managing Partner

Signature Page to
Warrant Purchase Agreement